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Exhibit 23.1
LANVISION SYSTEMS, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of LanVision Systems, Inc. of our report dated March 8, 2002, included in the 2001 Annual Report to Stockholders of LanVision Systems, Inc.

Our audits also included the financial statement schedule of LanVision Systems, Inc. listed in Item 14. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of LanVision Systems, Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of LanVision Systems, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended January 31, 2002.

           Form        Registration No.               Description
           ----        ----------------               -----------

            S-8            333-28055       1996 Employee Stock Purchase Plan
            S-8            333-18625       1996 Employee Stock Option Plan
            S-8            333-20765       1996 Non-Employee Directors Stock
                                               Option Plan
            S-8            333-20763       George E. Castrucci Option Agreement



Cincinnati, Ohio                                /s/ Ernst & Young LLP
April 22, 2002